UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 30, 2009
(Date of earliest event reported)	June 26, 2009

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 26, 2009, we announced that our Oklahoma Natural Gas Company division filed an application with the Oklahoma Corporation Commission seeking a $66.08 million increase in that utility’s base rates.  We have not had a base rate adjustment in Oklahoma since July 2005.

In testimony prepared for the rate case, Oklahoma Natural Gas Company President Roger Mitchell pointed out that several expenses that now appear as separate line-item charges on customers’ bills would be moved into base rates under this proposal, effectively reducing the requested rate increase to a net amount of $37.6 million.

In accordance with Oklahoma law, the Oklahoma Corporation Commission will have 180 days to consider Oklahoma Natural Gas Company’s proposed rate changes.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK, Inc., dated June 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	June 30, 2009	By:	/s/ John R. Barker
John R. Barker Senior Vice President - General Counsel and Assistant Secretary

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